Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2015	2014	% Change	2015	2014	% Change
Consolidated –
Operating Revenues	$5,401	$5,339	1.2%	$13,921	$14,450	(3.7)%
Earnings Before Income Taxes	1,470	1,127	30.4%	3,214	2,620	22.7%
Net Income Available to Common	959	718	33.6%	2,096	1,680	24.8%

Alabama Power –
Operating Revenues	$1,695	$1,669	1.6%	$4,551	$4,614	(1.4)%
Earnings Before Income Taxes	491	475	3.4%	1,113	1,101	1.1%
Net Income Available to Common	295	282	4.6%	665	642	3.6%

Georgia Power –
Operating Revenues	$2,691	$2,631	2.3%	$6,685	$7,086	(5.7)%
Earnings Before Income Taxes	892	846	5.4%	1,734	1,775	(2.3)%
Net Income Available to Common	551	525	5.0%	1,064	1,102	(3.4)%

Gulf Power –
Operating Revenues	$429	$438	(2.1)%	$1,170	$1,229	(4.8)%
Earnings Before Income Taxes	81	78	3.8%	202	198	2.0%
Net Income Available to Common	48	47	2.1%	120	117	2.6%

Mississippi Power –
Operating Revenues	$341	$355	(3.9)%	$893	$997	(10.4)%
Earnings (Loss) Before Income Taxes	(52)	(334)	N/M	52	(556)	N/M
Net Income (Loss) Available to Common	(21)	(195)	N/M	62	(305)	N/M

Southern Power –
Operating Revenues	$401	$435	(7.8)%	$1,086	$1,115	(2.6)%
Earnings Before Income Taxes	112	87	28.7%	210	154	36.4%
Net Income Available to Common	102	64	59.4%	181	128	41.4%

N/M - not meaningful

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.